Exhibit 99.1

NEWS RELEASE

Jpak Group, Inc. Becomes Public Company Through Share Exchange

To Trade on OTC Bulletin Board Under Stock Symbol: JPAK.OB

Qingdao, China, August 15, 2007 - Jpak Group, Inc. (f/k/a RX Staffing, Inc.) (OTC.BB: JPAK.OB) today announced that it has completed a share exchange under which it acquired the outstanding capital stock of Jpak Group Co., Ltd. (“Jpak Cayman”), a Cayman Islands entity that owns 100% of the outstanding capital stock of Qingdao Renmin Printing Co., Ltd. (“Qingdao Renmin”). Qingdao Renmin, a Chinese company located in Qingdao, Shandong Province in P.R. China, specializes in the development, manufacture, and distribution of aseptic liquid food and beverage cartons for milk, fruit juices, soy milk, yogurt drinks, iced tea, coffee, sauces and other liquid foods and beverages in China. Under the terms of the transaction, the shareholders of Jpak Cayman gained control of RX Staffing, Inc. (“RX Staffing”) In connection with the transaction, RX Staffing changed its name to Jpak Group, Inc. (“Jpak”) and all of the directors and executive officers of RX Staffing resigned and elected the nominees of Jpak Cayman as the directors and officers of Jpak.

In May 2007, Jpak Cayman completed a financing with two institutional investors under which Jpak Cayman issued $5.5 million of convertible promissory notes that converted simultaneously with the share exchange into shares of Series A preferred stock and warrants of Jpak. A portion of the proceeds from the original financing was used to purchase the remaining shares of Qingdao Renmin’s outstanding stock held by the Chinese government. The remaining proceeds from the original financing will be used for working capital and general corporate purposes. The private placement includes an option for the investors to purchase up to an additional $5.0 million worth of preferred stock and warrants of Jpak. H.C. Wainwright & Co., Inc. acted as placement agent in the financing.

As a result of the transactions, Jpak Cayman stockholders and the investors in the private placement own approximately 94% of Jpak’s outstanding common stock and RX Staffing stockholders prior to the share exchange own approximately 6% of the combined companies.

Jpak has filed a Current Report on Form 8-K with the Securities and Exchange Commission within the time period prescribed by Form 8-K, which report discloses detailed information about Jpak and its subsidiaries, including financial statements for the fiscal years ended June 30, 2005 and 2006 and the nine months ended March 31, 2006 and 2007.

The securities issued in connection with the transactions have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from those registration requirements. Jpak has agreed to file a registration statement, covering the resale of the shares of common stock underlying the preferred stock and warrants issued in the private placement and certain other shares issued to Jpak Cayman stockholders in the share exchange, within 60 days of the closing of the transaction.

This press release does not constitute an offer to sell or the solicitation of an offer to buy nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Jpak Group

Jpak, through its subsidiaries is engaged primarily in the development, manufacture, and distribution of aseptic liquid food and beverage cartons for milk, fruit juices, soy milk, yogurt drinks, iced tea, coffee, sauces and other liquid foods and beverages in China. Jpak believes it is the largest and leading domestic supplier of aseptic liquid food and beverage cartons in China.

Forward-looking Statements

This news release contains "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements related to the option to purchase additional securities. Forward-looking statements include statements with respect to the Company's beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond the Company's control, and which may cause the Company's actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements, its ability to control its expansion, its ability to maintain relationships with customers, its limited operating history and historical losses, the availability and cost of raw materials, ability to expand its current manufacturing capacity, ability to develop new business segments, effects of competition, risks of operating in China and the other factors to listed under “Risk Factors” in its filings with the SEC. All statements other than statements of historical fact are statements that could be forward-looking statements. The Company assumes no obligation to update the information contained in this news release.

Contact:

Carol L. Cao
Jpak Group, Inc.
(011) 86 532 8463 0586